Exhibit (i)

                                FOLEY & LARDNER
                                ATTORNEYS AT LAW

CHICAGO                         FIRSTAR CENTER                        SACRAMENTO
DENVER                     777 EAST WISCONSIN AVENUE                   SAN DIEGO
JACKSONVILLE            MILWAUKEE, WISCONSIN 53202-5367            SAN FRANCISCO
LOS ANGELES                TELEPHONE (414) 271-2400                  TALLAHASSEE
MADISON                    FACSIMILE (414) 297-4900                        TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH

                                February 28, 2000



Perritt MicroCap Opportunities Fund, Inc.
10 South Riverside Plaza, Suite 1520
Chicago, IL  60606

Ladies & Gentlemen:

         We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Perritt MicroCap Opportunities Fund, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

         Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

         We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                          Very truly yours,

                                           /s/ Foley & Lardner

                                          Foley & Lardner